Exhibit 99.1

    Edgewater Technology Reports Financial Results for Second Quarter 2005;
     Achieves Double-Digit Revenue Growth & Improves Profitability by 109%

     WAKEFIELD, Mass.--(BUSINESS WIRE)--July 20, 2005--A technology management consulting firm specializing in providing premium IT services, Edgewater Technology, Inc. (NASDAQ: EDGW, www.edgewater.com, "Edgewater Technology" or the "Company"), today announced financial results for its second quarter ended June 30, 2005.

     Second Quarter Results

     Actual financial results and utilization for the quarter ended June 30, 2005:

     -- Total revenue increased 17.9% to $10.6 million, compared to $9.0 million in the first quarter of 2005 and increased 72.0%, compared to revenue of $6.1 million during the second quarter of 2004;

     -- Service revenue increased 13.2% to $9.4 million, compared to $8.3 million in the first quarter of 2005 and increased 55.4%, compared to revenue of $6.1 million during the second quarter of 2004;

     -- Gross profit increased 20.2% to $4.6 million, or 43.5% of revenues, compared to $3.8 million, or 42.6% of revenues, in the first quarter of 2005 and increased 90.7%, compared to $2.4 million, or 39.2% of revenues, during the second quarter of 2004;

     -- Gross profit margin related to service revenue was 48.6%, compared to 45.8% in the first quarter of 2005 and 39.8% in the second quarter of 2004;

     -- Utilization was 84.0%, compared to 81.5% during the fist quarter of 2005 and 71.3% for the second quarter of 2004;

     -- Net income amounted to $0.4 million, or $0.04 per diluted share, compared to $0.2 million, or $0.02 per diluted share, in the first quarter of 2005. Net loss was ($0.04) million, or ($0.004) per diluted share, in the second quarter of 2004; and

     -- Cash flow used in operating activities was ($0.2) million in the second quarter of 2005, compared to cash flow provided by operating activities of $1.4 million during the first quarter of 2005 and cash flow used in operating activities of ($0.5) million during the second quarter of 2004.

     First Six Months of 2005

     Actual financial results and utilization for the six months ended June 30, 2005:

     -- Total revenue increased 55.4% to $19.5 million, compared to $12.6 during the first six months of 2004;

     -- Service revenue increased 42.6% to $17.7 million, compared to $12.4 during the first six months of 2004;

     -- Gross profit increased 68.6% to $8.4 million, or 43.1% of revenues, compared to $5.0 million, or 39.7% of revenues during the first six months of 2004;

     -- Gross profit margin related to service revenue was 47.3%, compared to 40.2% during the first six months of 2004;

     -- Utilization was 82.8%, compared to 73.4% during the first six months of 2004;

     -- Net income amounted to $0.6 million, or $0.06 per diluted share, compared to net income of $0.02 million, or $0.002 per diluted share during the first six months of 2004; and

     -- Cash flow provided by operating activities was $1.2 million during the first six months of 2005, compared to cash flow used in operating activities of ($2.0) million during the first six months of 2004.

     "We are pleased with the improvement in our key operating and financial metrics for the third consecutive quarter," stated Shirley Singleton, President & CEO of Edgewater Technology. "Our second quarter financials are a result of strong organic growth as well as the solid performance of our recent acquisition of Ranzal & Associates."
     Singleton continued, "While seasonality has traditionally played a role in the third quarter, we are optimistic that our pipeline can support continued revenue growth in the third quarter."

     Conference Call

     Edgewater Technology will host a conference call on Wednesday, July 20, at 10:00 a.m. (ET) to discuss second-quarter 2005 financial results. To listen to the call, you can participate by webcast at www.edgewater.com - Investor Relations section or you can dial 866-901-5247 (passcode 17660311) approximately 10 minutes prior to the call start. A replay of the call can be accessed via www.edgewater.com - Investor Relations section or by dialing 888-286-8010 (passcode 40021003) from 12:00 p.m. (ET) Wednesday, July 20 through 11:59 p.m.
(ET) Wednesday, July 27.

     About Edgewater Technology, Inc.

     Edgewater Technology, Inc. is an innovative technology management consulting firm. We provide a unique blend of premium IT services by leveraging our proven industry expertise in strategy, technology and corporate performance management. Headquartered in Wakefield, MA, we go to market by vertical industry and provide our clients with a wide range of business and technology offerings. To learn more, visit www.edgewater.com or call 800-410-4014.

     Selected Financial Data:


                      EDGEWATER TECHNOLOGY, INC.
                 Consolidated Statements of Operations
               (In thousands, except per share amounts)
                              (Unaudited)

                                  Three Months Ended  Six Months Ended
                                        June 30,          June 30,
                                      2005    2004      2005    2004
                                     ------- -------   ------- -------

 Revenue:
   Service revenues                 $ 9,408 $ 6,055   $17,717 $12,423
   Software                             744       -     1,018       -
   Reimbursable expenses                407      83       783     137
                                     ------- -------   ------- -------
        Total revenue                10,559   6,138    19,518  12,560

 Cost of revenue:
   Project and personnel costs        4,832   3,647     9,333   7,434
   Software costs                       728       -       989       -
   Reimbursable expenses                407      83       783     137
                                     ------- -------   ------- -------
        Total cost of revenue         5,967   3,730    11,105   7,571

                                     ------- -------   ------- -------
        Gross profit                  4,592   2,408     8,413   4,989

  Selling, general and
   administrative                     3,920   2,395     7,375   4,777
  Depreciation and amortization
   expense                              246     197       550     390
                                     ------- -------   ------- -------
        Operating income (loss)         426    (184)      488    (178)

Interest income and other, net          227     113       479     214
                                     ------- -------   ------- -------
Income (loss) before income taxes       653     (71)      967      36

Provision for Income taxes              261     (28)      387      14
                                     ------- -------   ------- -------
        Net income (loss)           $   392 $   (43)  $   580 $    22
                                     ======= =======   ======= =======

BASIC AND DILUTED EARNINGS (LOSS) PER SHARE:
   Basic and diluted earnings (loss)
    per share                       $  0.04 $ (0.00)  $  0.06 $  0.00
                                     ======= =======   ======= =======
   Weighted Average Shares
    Outstanding - Basic              10,321  11,435    10,331  11,413
                                     ======= =======   ======= =======
   Weighted Average Shares
    Outstanding - Diluted            10,628  11,435    10,697  12,288
                                     ======= =======   ======= =======

                      EDGEWATER TECHNOLOGY, INC.
            Summary Consolidated Balance Sheet Information
                            (In thousands)

                                             June 30,     December 31,
                                               2005           2004
                                           (Unaudited)     (Audited)
                                           ------------   ------------
Assets
------
Cash and marketable securities             $    32,475    $    33,908
Accounts receivable, net                         7,774          5,272
Fixed assets, net                                1,284          1,364
Deferred taxes, net                             21,884         22,213
Intangible assets, net                          17,296         16,628
Prepaid expenses and other assets                  766          2,317
                                           ------------   ------------
Total Assets                               $    81,479    $    81,702
                                           ============   ============

Liabilities and Stockholders' Equity
------------------------------------
Accounts payable and
 accrued liabilities                       $     3,301    $     3,650
Accrued payroll and
 related liabilities                             1,828          1,091
Deferred revenue and
 other liabilities                                 542            365
Stockholders' Equity                            75,808         76,596
                                           ------------   ------------
Total Liabilities and
 Stockholders' Equity                      $    81,479    $    81,702
                                           ------------   ------------
Shares Outstanding                              10,353         10,549
                                           ============   ============


     This Press Release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements made with respect to our fiscal 2005 outlook. The forward looking statements included in the Press Release relate to future events or our future financial conditions or performance. In some cases, you can identify forward-looking statements by terminology such as "may," "should," "believe," "anticipate," "future," "forward," "potential," "estimate," "encourage," "opportunity," "goal," "objective," "quality," "growth," "leader," "could", "expect," "intend," "plan," "planned" "expand," "focus," "build," "through," "strategy," "expiration," "provide," "offer," "maximize," "allow," "allowed," "represent," "commitment," "create," "implement," "result," "seeking," "increase," "add," "establish," "pursue," "feel," "work," "perform," "make," "continue," "can," "will," "ongoing," "include" or the negative of such terms or comparable terminology. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on our current plans or assessments which are believed to be reasonable as of the date of this Press Release. Factors that may cause actual results, goals, targets or objectives to differ materially from those contemplated, projected, forecasted, estimated, anticipated, planned or budgeted in such forward-looking statements include, among others, the following possibilities: (1) inability to execute upon growth objectives, including growth in entities acquired by our Company; (2) failure to obtain new customers or retain significant existing customers; (3) the loss of one or more key executives and/or employees; (4) changes in industry trends, such as a decline in the demand for Business Intelligence ("BI") and Corporate Performance Management ("CPM") solutions, custom development and system integration services and/or delays in industry-wide information technology ("IT") spending, whether on a temporary or permanent basis and/or delays by customers in initiating new projects or existing project milestones; (5) adverse developments and volatility involving geopolitical or technology market conditions; (6) unanticipated events or the occurrence of fluctuations or variability in the matters identified under "Critical Accounting Policies"; (7) failure of our sales pipeline to be converted to billable work and recorded as revenue; (8) failure of the middle market and the needs of middle-market enterprises for business services to develop as anticipated; (9) inability to recruit and retain professionals with the high level of information technology skills and experience needed to provide our services; (10) failure to expand outsourcing services to generate additional revenue; (11) any changes in ownership of the Company or otherwise that would result in a limitation of the net operating loss carry forward under applicable tax laws; (12) the failure of the marketplace to embrace CPM or BI services; and/or (13) the failure to obtain remaining predecessor entity tax records that are not in our control and/or successfully resolve remaining outstanding IRS matters relating to our former staffing businesses. In evaluating these statements, you should specifically consider various factors described above as well as the risks outlined under
Item I "Business - Factors Affecting Finances, Business Prospects and Stock Volatility" in our 2004 Annual Report on Form 10-K filed with the SEC on March 29, 2005. These factors may cause our actual results to differ materially from those contemplated, projected, anticipated, planned or budgeted in any such forward-looking statements.
     Although we believe that the expectations in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, growth, earnings per share or achievements. However, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this Press Release to conform such statements to actual results.


     CONTACT: Edgewater Technology, Inc.
              Kevin Rhodes, Chief Financial Officer
              Barbara Warren-Sica, Investor Relations
              781-246-3343
              ir@edgewater.com